CONSENT OF INDEPENDENT REGISTERED
PUBLIC ACCOUNTING FIRM

We consent to the references to our firm under the captions "Financial Highlights" in the Prospectuses and "Independent Registered Public Accounting Firms” in the Statement of Additional Information, and to the incorporation by reference in Post-Effective Amendment No. 72 to the Registration Statement (Form N-1A, No. 002-88566) of our reports dated February 10, 2014 on the financial statements and financial highlights of Balanced Portfolio, Growth Portfolio, Guardian Portfolio, International Equity Portfolio (formerly, International Portfolio), Large Cap Value Portfolio, Mid Cap Growth Portfolio, Mid Cap Intrinsic Value Portfolio, Short Duration Bond Portfolio, Small Cap Growth Portfolio and Socially Responsive Portfolio (ten of the series constituting Neuberger Berman Advisers Management Trust) included in the December 31, 2013 Annual Reports to Shareholders of Neuberger Berman Advisers Management Trust.

 Ernst & Young LLP

Boston, Massachusetts
April 29, 2014

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm in the Statement of Additional Information in this Post-Effective Amendment to the Registration Statement of Neuberger Berman Advisers Management Trust for International Large Cap Portfolio.

/s/ TAIT, WELLER & BAKER LLP

Philadelphia, Pennsylvania
April 30, 2014